Exhibit 3.89

ATLANTIC POWER SERVICES CANADA LP

FIRST AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

THIS AGREEMENT made as of the 2nd day of November, 2011, between Atlantic Power Services Canada GP Inc., a corporation incorporated under the laws of the Province of British Columbia (the “General Partner”) and Atlantic Power Corporation, a corporation continued under the laws of the Province of British Columbia (the “Limited Partner”, and together with the General Partner, the Partners”).

RECITALS:

1.                                       Atlantic Power Services Canada LP (the “Partnership”) was formed as a limited partnership under the laws of the Province of Ontario on July 29, 2011 by the filing of a declaration pursuant to the Limited Partnerships Act (Ontario) (the “Act”).

2.                                       The General Partner and Atlantic Power Corporation, in its capacity as a Limited Partner, entered into a limited partnership agreement made as of September 1, 2011 to set forth, inter alia, the terms applicable to the relationship between the Partners and the conduct of the activities of the Partnership.

3.                                       This Agreement is being entered into to set forth terms to provide for the issuance of units of the Partnership to represent the interests of the Partners.

NOW THEREFORE, in consideration of the mutual covenants set out in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which is hereby irrevocably acknowledged) the parties agree as follows:

1.                                      Partners and Partnership

(a)                                  The Partnership shall carry on business under the name “Atlantic Power Services Canada LP” or such other name as the General Partner may from time to time determine, provided the use of such name conforms to all applicable laws.

(b)                                 The principal place of business of the Partnership shall be located at 333 Bay Street, Suite 3400, Toronto, Ontario. The Partnership may change the location of its principal place of business within the Province of Ontario and may have such additional places of business as may from time to time be determined by the General Partner.

(c)                                  The first fiscal year of the Partnership shall end on December 31, 2011 and thereafter each fiscal year shall commence on January 1 in each year and end on December 31 in each succeeding year.

(d)                                 The Partnership shall only be dissolved and its affairs wound up on the first to occur of the following:

(i)                                     the written agreement of the Partners to dissolve the Partnership; or

(ii)                                  the assignment, sale, transfer or other disposition (including dispositions by operation of law) of all of the Partnership’s assets, unless the continuation of the Partnership is consented to by the Partners.

(e)                                  The admission of additional general partners or limited partners will not result in the termination of the Partnership, which will continue in accordance with the terms of this Agreement. References to the General Partner, the Limited Partner and the Partners herein shall include additional parties admitted to the Partnership from time to time.

(f)                                    Subject to the provisions of Section 1(d), the Partnership shall not be dissolved or terminated by the addition, resignation, removal, death, mental incapacity, insanity, bankruptcy, insolvency or receivership of any Partner or by the dissolution, liquidation or winding up of any Limited Partner.

(g)                                 The business of the Partnership shall be to (i) provide operations, management and administrative services in the power industry and hire employees and/or independent contractors to the extent reasonably necessary or required to provide operations, management and administrative services in the power industry; and (ii) engage in any and all activities necessary or incidental to the foregoing, as determined by the General Partner.

2.                                      Capital and Units

(a)                                  The Limited Partner shall initially contribute to the capital of the Partnership the sum of $99.99 in exchange for a 99.99% limited partnership interest, which shall be paid by it to the Partnership upon execution hereof. The General Partner shall contribute to the capital of the Partnership the sum of $0.01 in exchange for a 0.01% general partnership interest, which shall be paid by it to the Partnership upon execution hereof.

(b)                                 An individual capital account shall be maintained for each Partner and shall be credited with the amount of any contribution to the capital of the Partnership made by such Partner. No Partner shall be entitled to withdraw any part of its capital account or to receive any distribution from the Partnership, except as provided in this Agreement.

(c)                                  No interest shall be paid on any capital contributed to the Partnership.

(d)                                 The aggregate interests of the Partners shall be divided into and represented by units. The Partnership shall issue “General Partner Unit(s)” to represent general partnership interests and “Limited Partner Unit(s)” to represent limited partnership interests. For greater certainty, the Partnership shall issue one General Partner Unit to the General Partner and 9,999 Limited Partner Units to the

Limited Partner in consideration for the initial contributions to the capital of the Partnership.

(e)                                  The Partnership shall issue certificates to evidence ownership of units which shall be, in the case of General Partner Units, substantially in the form of General Partner Unit certificate attached as Schedule “A” hereto, and, in the case of Limited Partner Units, substantially in the form of Limited Partner Unit certificate attached as Schedule “B” hereto, and shall be signed manually or by facsimile or other electronic means by the General Partner in its capacity as general partner of the Partnership.

(t)                                    Pursuant to the provisions of the Securities Transfer Act 2006 (Ontario) and comparable legislation in effect in any other Canadian province or territory (collectively, the “STA”), each unit of the Partnership now outstanding, or hereafter issued by the Partnership shall for all purposes be a “security” within the meaning of the STA and the provisions of the STA shall apply to such units without exception.

3.                                      Accounts

(a)                                  The General Partner shall maintain full and accurate books of the Partnership at the Partnership’s principal place of business, showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording its affairs. The books and records shall be open to the inspection and examination of all Partners in person or by their duly authorized representatives at reasonable times.

(b)                                 The net income or loss of the Partnership for each fiscal year shall be allocated as to 99.99% to the Limited Partner and as to 0.01% to the General Partner.

(c)                                  The cash flow of the Partnership shall be distributed or paid at such times as the General Partner may determine as to 99.99% to the Limited Partner and as to 0.01% to the General Partner.

4.                                      Liabilities of the Partners

(a)                                  The General Partner has unlimited liability for the debts, undertakings, liabilities, losses and obligations of the Partnership. Except in cases of negligence or wilful misconduct, the General Partner will not be liable to the Limited Partner for a mistake or error in judgment, any act or omission believed in good faith to be within the scope of the authority conferred on the General Partner by this Agreement, or any loss or damage to the property or assets of the Partnership caused by circumstances beyond the control of the General Partner.

(b)                                 The liability of the Limited Partner for the debts, undertakings, liabilities, losses and obligations of the Partnership will, for so long as the Limited Partner remains a limited partner, be limited to the amount of its capital contribution plus its pro rata share of the undistributed assets of the Partnership and any other liability imposed under the Act. Subject to the provisions of the Act and Section 2(a) hereof, a Limited Partner shall have no further liability for any debts, liabilities, obligations or losses of the Partnership and shall not be liable for any calls or assessments or further contributions to the Partnership.

(c)                                  The Limited Partner acknowledges that, upon dissolution of the Partnership, it may receive undivided interests in the Partnership properties and will thereafter no longer have limited liability with respect to the ownership of such properties.

(d)                                 The Limited Partner will not:

(i)                                     take part in the control or management of the business of the Partnership or exercise any power in connection therewith;

(ii)                                  execute any document which binds or purports to bind any other Partner or the Partnership;

(iii)                               hold itself out as having the power or authority to bind any other Partner or the Partnership;

(iv)                              have any authority or power to act for or undertake any obligation or responsibility on behalf of another Partner or the Partnership;

(v)                                 bring any action for partition or sale or otherwise in connection with the Partnership, any interest in any property or assets of the Partnership, whether real or personal, tangible or intangible, or register or permit to be filed, registered, or remain undischarged any lien or charge in respect of any such property or assets of the Partnership; or

(vi)                              compel or seek a partition, judicial or otherwise, of any of the assets of the Partnership distributed or to be distributed to the partners in kind.

5.                                      Miscellaneous

(a)                                  The Limited Partner irrevocably constitutes and appoints the General Partner with full power of substitution, its true and lawful attorney, in its name, place and stead, to make, execute, consent to, swear to, acknowledge, record and file:

(i)                                     a declaration of limited partnership under the laws of the Province of Ontario;

(ii)                                  every other certificate or other instrument which may be required to be filed by the Partnership or the partners under the laws of the Province of Ontario to the extent that the General Partner deems such filing to be necessary or desirable;

IN WITNESS WHEREOF this Agreement has been executed by the parties as of the day and year first above written.

ATLANTIC POWER SERVICES CANADA GP INC.

Per:	/s/ Barry Welch
	Name:	Barry Welch
	Title:	President

ATLANTIC POWER CORPORATION

Per:	/s/ Barry Welch
	Name:	Barry Welch
	Title:	President

SCHEDULE “A”
Form of General Partner Unit Certificate

GENERAL PARTNER UNIT CERTIFICATE

Certificate No.: GP-•	• General Partner Unit[s]

ATLANTIC POWER SERVICES CANADA LP

THIS IS TO CERTIFY THAT • is the registered holder of • General Partner Unit[s] in Atlantic Power Services Canada LP (the “Partnership”).

The General Partner Unit[s] represented by this certificate [is/are] held subject to the terms of, and [is/are] entitled to the benefits of, the First Amended and Restated Limited Partnership Agreement dated as of November 2, 2011, as may be amended, supplemented and/or restated from time to time, relating to the affairs of the Partnership.

This certificate is not valid until signed by the general partner of the Partnership, being Atlantic Power Services Canada GP Inc.

IN WITNESS WHEREOF Atlantic Power Services Canada GP Inc., the general partner of the Partnership, has caused this certificate to be signed by its duly authorized officer as of the • day of •, 20•.

ATLANTIC POWER SERVICES CANADA
LP, by its general partner, ATLANTIC
POWER SERVICES CANADA GP INC.

Per:
Name: •
Title: •

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LIMITED PARTNERSHIP AGREEMENT RESPECTING THE PARTNERSHIP DATED AS OF NOVEMBER 2, 2011, AS THE SAME MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME. NOTICE OF SUCH AGREEMENT IS HEREBY GIVEN.

SCHEDULE “B”
Form of Limited Partner Unit Certificate

LIMITED PARTNER UNIT CERTIFICATE

Certificate No.: LP-•	• Limited Partner Units

ATLANTIC POWER SERVICES CANADA LP

THIS IS TO CERTIFY THAT • is the registered holder of • Limited Partner Units in Atlantic Power Services Canada LP (the “Partnership”).

The Limited Partner Units represented by this certificate are held subject to the terms of, and are entitled to the benefits of, the First Amended and Restated Limited Partnership Agreement dated as of November 2, 2011, as may be amended, supplemented and/or restated from time to time, relating to the affairs of the Partnership.

This certificate is not valid until signed by the general partner of the Partnership, being Atlantic Power Services Canada GP Inc.

IN WITNESS WHEREOF Atlantic Power Services Canada GP Inc., the general partner of the Partnership, has caused this certificate to be signed by its duly authorized officer as of the • day of •, 20•.

ATLANTIC POWER SERVICES CANADA
LP, by its general partner, ATLANTIC
POWER SERVICES CANADA GP INC.

Per:
Name: •
Title: •

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LIMITED PARTNERSHIP AGREEMENT RESPECTING THE PARTNERSHIP DATED AS OF NOVEMBER 2, 2011, AS THE SAME MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME. NOTICE OF SUCH AGREEMENT IS HEREBY GIVEN.